UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15[D] OF THE SECURITIES EXCHANGE ACT OF 1934

December 2, 2014
Date of Report
[Date of Earliest Event Reported]

NORTHSIGHT CAPITAL, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	000-53661	26-2727362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7740 East Evans Rd.
Scottsdale, AZ 85260
(Address of Principal Executive Offices)

(480) 385-3893
(Registrant’s Telephone Number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 2, 2014, the Registrant entered into a business advisory services agreement (“Agreement”) with Howard R. Baer, the spouse of Kae Yong Park, our controlling shareholder. This Agreement supersedes the consulting agreement between the Registrant and HR Baer Consulting, LLC (controlled by Howard R. Baer), dated May 30, 2014, under which no compensation was paid to Mr. Baer and which was terminated effective September 1, 2014.

Under the Agreement Mr. Baer is required to render such business advisory services to the Registrant as it may reasonably request, including with respect to budgeting, website development and sales and marketing with respect to its various web portals, including WeedDepot.com. The Agreement provides that Mr. Baer will be paid $15,000 per month for these services and requires Mr. Baer to devote at least 100 hours per month to rendering business advisory services to the Registrant. The Agreement may be terminated by either party for any reason upon written notice to the other party.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSIGHT CAPITAL, INC.

Date:

December 8, 2014

By:

/s/John Bluher

John Bluher

CEO

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